Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-626-5226

kellers@rushenterprises.com

Karen S. Konecny, 830-626-5102

konecnyk@rushenterprises.com

RUSH ENTERPRISES, INC. ACQUIRES ASSETS OF DEALERSHIP GROUPS IN ILLINOIS AND INDIANA

SAN ANTONIO, Texas, January 14, 2014 — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its subsidiaries have acquired certain assets of CIT, Inc., which does business as Chicago International Trucks, Mcgrenho L.L.C., which does business as Indy Truck Sales, and Indiana Mack Leasing, LLC; and the membership interests of Idealease of Chicago, LLC.  The purchase price for the assets, membership interests, goodwill and dealership properties was approximately $145 million. The company expects the acquisition to be accretive to future earnings.

The acquisition includes International commercial truck dealerships and Idealease commercial vehicle rental and leasing businesses in Carol Stream, Chicago, Grayslake, Huntley, Joliet, Kankakee and Ottawa, Illinois, and Brazil, Gary and Indianapolis, Indiana. The newly acquired locations in Illinois and Indiana will operate as part of the Company’s Navistar Division and result in the Company operating 107 Rush Truck Centers in 20 states. The acquisition also expands the Company’s Rush Truck Leasing capabilities.

“This acquisition significantly expands our presence in the Midwestern United States, a key market for Navistar and major fleets. More importantly, it expands our service network , allowing us to offer service solutions to trucking companies operating in this region as well as those whose operations route through the Midwest to other destinations,” said W. M. “Rusty” Rush, Chairman, CEO and President of Rush Enterprises, Inc.

“Chicago International Trucks and Indy Truck Sales are respected dealer organizations, and we are excited to add these operations to our Rush Truck Centers network. We look forward to continuing the standard of service excellence they have established, and are happy to welcome the employees who helped build that reputation into the Rush organization,” Rush continued.

“Shelby Howard, Dealer Principal of Chicago International Trucks and Indy Truck Sales, assumes his new role as Regional General Manager of the Midwest Region with responsibility for operations in Illinois, Indiana, Kansas and Missouri. This newly established region will be the largest in the Company’s Navistar Division, and Shelby’s experienced leadership will be critical to maintaining continuity and service excellence,” said Rush.

“We are also pleased to expand our relationship with Navistar by representing reputable brands such as International and Idealease in this region of the country,” concluded Rush.

Certain statements contained in this press release, including those concerning the proposed acquisition’s impact on the Company’s future earnings are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier service provider to the commercial vehicle industry and owns and operates the largest network of commercial vehicle dealerships in the United States, representing truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird. The Company's vehicle centers are strategically located in high traffic areas on or near major highways throughout the United States. These one-stop centers offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and body shop operations plus a wide array of financial services, including financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle up-fitting, chrome accessories and tires. For more information, please visit www.rushenterprises.com.